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                                                       Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Boards of Directors
The Loewen Group Inc. and Loewen Group International, Inc.

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 33-95496, 33-79602, 33-79604, 33-79606, 33-72808, 33-42892,
333-07033 and 333-22551), S-3 (Nos. 333-07175 and 333-10543) and S-4 (No.
333-09523) of The Loewen Group Inc. and the registration statement on Form S-3 (Nos. 333-23747 and 333-23747-01) of The Loewen Group International, Inc. and The Loewen Group Inc. of our report dated March 3, 1997, relating to the balance sheets of Loewen Finance (Wyoming) Limited Liability Company as at December 31, 1996 and 1995 and the related statements of income and retained earnings and cash flows for each of the years in the two year period ended December 31, 1996 and for the eight month period ended December 31, 1994, which report appears in the December 31, 1996 annual report on Form 10-K of The Loewen Group Inc.

/s/ PEAT MARWICK

Chartered Accountants
Bridgetown, Barbados

March 28, 1997